EXHIBIT 10.2

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (the “Amendment”) is made and entered into on February 28, 2006 by and between Nicklebys.com, Inc. (the “Company”), and Oceanus Value Fund, L.P. (the “Buyer”) with respect to the following facts and circumstances:

A. The Company and the Buyer have previously executed and delivered a Securities Purchase Agreement dated February 28, 2006 (the “Agreement”) pursuant to which, among other things (i) the Company has issued a $350,000 12% Senior Secured Convertible Promissory Note (the “Note”) to the Buyer in the form attached to the Agreement, (ii) contemporaneous with the execution and delivery of the Agreement, James W. France, Jr., Christy J. France, Manex Group, Robert Hernandez, John P. Schinas Trust, CMS, LLC, Kevin M. Loychik, James D. Luvison, Peter Slyman and Corporate Growth Partners (collectively, the “Pledgors”) were each to execute and deliver a Guaranty, Pledge and Security Agreement (the “Pledge Agreements”) in the form attached to the Agreement and (iii) prior to the execution and delivery of the Agreement, the Company, the Buyer, FIIC, Inc. and David S. Hamilton (as Escrow Agent) entered into an Escrow Agreement in the form attached to the Agreement.

B. In light of a change in circumstances, the parties hereby (i) amend the Agreement, the Note and the Escrow Agreement and (ii) enter into certain other agreements, in each case as set forth below. All capitalized terms used and not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Partial Note Repayment; Extension of Maturity Date. Contemporaneous with the execution and delivery of this Amendment, the Company shall repay to the Buyer $258,000 in principal amount of the Note, leaving the Note’s principal balance at $92,000. In addition, the parties hereby agree that the “Maturity Date” of the Note shall be extended to May 29, 2006. The Buyer shall make a notation of such repayment and extension on the face of the Note; as a result, there shall be no need for the Company to issue a replacement Note reflecting the new principal amount and Maturity Date.

2. Reduction in Number of Pledgors and Pledge Agreements. The Buyer hereby agrees that the Pledge Agreements with all of the Pledgors except James W. France, Jr. are hereby cancelled and of no further force or effect. As a result, (i) to the extent that any of those cancelled Pledge Agreements have not yet been delivered in connection with the Closing of the Agreement, no such delivery shall be required and (ii) no person other than the Buyer and James W. France, Jr. shall be required to sign the Agreement at page 19.

3. Payments by the Company. Contemporaneous with the execution and delivery of this Amendment, the Company shall (i) pay to the Buyer $7,019 as payment in full of the interest owed to the Buyer by FIIC, Inc. on a $350,000 12% Senior Secured Promissory Note dated November 29, 2006 and (ii) pay $3,500 to David S. Hamilton for legal expenses incurred by the Buyer.

4. Automatic Amendment; Ratification of Remaining Terms. To the extent that the provisions of the Note and the Escrow Agreement are amended hereby, those documents are hereby deemed automatically amended consistent herewith, so that no separate amendment of those documents shall be required. Except as expressly set forth in this Amendment, all of the terms and provisions of the Agreement, the Note and the Escrow Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Buyer and the Company have caused this Amendment to be duly executed by their respective authorized persons on the date first written above.

NICKLEBYS.COM, INC.

By:  /s/ James W. France

President

By:  /s/ Robert Ostrander

Secretary

OCEANUS VALUE FUND, L.P.
By:  Oceanus Asset Management, L. L. C.,
General Partner

By:  /s/ John C. Tausche

John C. Tausche, Member